Exhibit 99.1

VANTAGE DRILLING COMPANY ANNOUNCES CONSENT SOLICITATION BY ITS SUBSIDIARY OFFSHORE GROUP INVESTMENT LIMITED IN CONNECTION WITH ITS 11 1/2% SENIOR SECURED FIRST LIEN NOTES DUE 2015 (CUSIP NO. 676253 AC1)

HOUSTON, TX — 03/22/2012 — Vantage Drilling Company (“Vantage, or the “Company”) (NYSE Amex: VTG) today announced that its wholly-owned subsidiary Offshore Group Investment Limited (the “Issuer”) has commenced a solicitation of consents (the “Consent Solicitation”) from holders of its 11 1/2% Senior Secured First Lien Notes due 2015 (the “Notes”).

The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 30, 2012, unless otherwise extended (such time and date, as may be extended, the “Expiration Date”). Adoption of the proposed amendments requires the receipt of valid and unrevoked consents from holders of more than a majority in aggregate principal amount of the Notes (other than any Notes owned by the Company or any of its affiliates) (the “Requisite Consents”). A consent can be revoked prior to the earlier of the receipt of the Requisite Consents or the Expiration Date (such time and date, as may be extended, the “Revocation Deadline”).

Subject to the terms and conditions of the Consent Solicitation, the Issuer expects to pay, on the closing date to each holder of Notes that consents to the proposed amendments, on or prior to the Expiration Date, a fee equal to $10 in cash for each $1,000 in principal amount of the Notes (the “Consent Fee”). Payment of the Consent Fee is conditioned on the receipt of the Requisite Consents, among other things.

The purpose of the Consent Solicitation is to obtain approval to amend the indenture governing the Notes (the “Proposed Amendments”). The Proposed Amendments would, among other things, amend the indenture governing the Notes to permit the Company (i) to issue up to an additional $775,000,000 aggregate principal amount of Notes (the “Additional Notes”) under the indenture, or substantially similar securities with different CUSIP numbers as the Notes, the proceeds of which would be used to (a) purchase from Valencia Drilling Corporation (“Valencia”), an affiliate of F3 Capital, the Company’s largest shareholder and our affiliate, all of the rights and obligations under the construction contract (the “Dragonquest Construction Contract”) with Daewoo Shipbuilding and Marine Engineering Co., Ltd. for the construction and delivery of the ultra-deepwater drillship known as the “Dragonquest” (collectively, the “Contract Rights”) pursuant to a Purchase Agreement dated March 20, 2012 (the “Purchase Agreement”) and the purchase of related equipment specified in the Purchase Agreement (collectively, the “Equipment” and the purchase of the Equipment together with the Contract Rights, the “Acquisition”), (b) fund the construction payments for the Dragonquest pursuant to the Dragonquest Construction Contract, (c) reimburse and pay for construction costs, expenses and other expenditures previously incurred, and to be incurred, in each case, on an arm’s length basis, in good faith and in the ordinary course of business by the Company or a subsidiary of the Company for the purpose of making the Dragonquest operational (the “Reimbursement Obligations”), (d) pay the Consent Fee and transaction fees and expenses in connection with the transactions contemplated hereby and (e) for general corporate purposes and (ii) to engage in the Affiliate Transactions represented by the Acquisition and to satisfy the Reimbursement Obligations. Pursuant to the Purchase Agreement, a portion of the purchase price for the Acquisition will be applied to the repayment of amounts owed by Valencia to Standard Chartered Bank pursuant to a bridge loan entered into in connection with financing the construction of the Dragonquest.

The Consent Solicitation is being made pursuant to a Consent Solicitation Statement, dated March 22, 2012, and a related Letter of Consent. Jefferies & Company, Inc. is serving as solicitation agent and i-Deal LLC, Inc. is serving as information and tabulation agent in connection with the Consent Solicitation. Questions about the Consent Solicitation may be directed to Jefferies & Company, Inc. at (888) 708-5831 (US toll-free) or (203) 708-5831 (collect) Requests for assistance in delivering consents or for additional copies of the Consent Solicitation Statement and/or Letter of Consent should be directed to i-Deal LLC at (212) 849-5000 (banks and brokers) or (888) 593-9546 (toll-free).

This press release is not an offer to sell the Additional Notes or any other securities and it is not soliciting an offer to buy the Additional Notes or any other securities. The Company has not obtained any commitments to purchase, or entered into any agreements to sell, the Additional Notes. The Company cannot assure you that the issuance of the Additional Notes will occur. Any agreements to sell the Additional Notes will only be entered into after the Revocation Deadline.

About the Company

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with an owned fleet of four Baker Marine Pacific Class 375 ultra-premium jackup drilling rigs and the ultra-deepwater drillship, the Platinum Explorer, as well as an additional ultra-deepwater drillship, the Tungsten Explorer, now under construction. Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of seven owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.